Exhibit 10-M-1

FORD MOTOR COMPANY DEFERRED COMPENSATION PLAN

Suspension of Open Enrollment

On December 9, 2009, the Compensation Committee of the Company’s Board of Directors approved the suspension of open enrollment under the Company’s Deferred Compensation Plan during June 2010 and beyond due to low program participation and high administrative complexity.  This action does not affect those employees who elected to defer during June 2009.  Such deferrals will continue to be processed in accordance with the Plan.